BDO

BDO Reanda
Certified Public Accountants
Room 2008,20/Floor,East Wing, Building1, ZhuBang
2000 Tower,NO.100
BaLiZhuang XiLi, ChaoYang District, Beijing ,100025,P.R.C
Tel:0086-10-85866870
Fax:0086-10-85866877

德豪国际
利安达信隆会计师事务所
地址：中国北京朝阳区八里庄西里100号
住邦2000壹号楼东区2008室
电话：0086－10－85866870
传真：0086－10－85866877

October 25, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington,
D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated October 25, 2007 of Diguang International Development Co., Ltd. and are in agreement with the statements contained in third, fourth and fifth paragraphs on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

BDO Reanda